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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 6, 2005

                          SENSOR SYSTEM SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                         0-30573                 98-0226032
(State or other jurisdiction       (Commission File No.)       (IRS Employer ID)
     of incorporation)

                  45 Parker, Suite A, Irvine, California 92618
             (Address of principal executive offices and Zip Code)

                                 (949) 855-6688
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

      Pursuant to a Securities Purchase Agreement dated as of October 6, 2005 (the "Purchase Agreement") between the Registrant and Cornell Capital Partners LP (the "Buyer"), the Registrant agreed to issue up to $600,000 of secured convertible debentures (the "Debentures") of which $400,000 was funded on October 6, 2005 and $200,000 will be funded two business days prior to the date of a filing of a registration statement with the Securities and Exchange Commission (the "Registration Statement").

      The term of the Debentures is one year with interest at the rate of 10% per annum. Principal and interest for the Debentures are to be amortized monthly over the term commencing on earlier of the month following the effective date of the Registration Statement or five months from the issuance of the Debentures. The obligations of the Company are secured by (a) a pledge of 10,075,359 shares of Registrant's Common Stock owned by Registrant's Chief Executive Officer, Michael Young, and (b) a grant by Registrant of a security interest in the assets of the Registrant.

      In connection with the Debentures, the Registrant agreed to issue to the Buyer a four year warrant to purchase 600,000 shares of Registrant's Common Stock at an exercise price of $.35 per share (subject to adjustment). The Registrant also entered into a Registration Rights Agreement with the Buyer, which provides that on or prior to 30 days after the closing, the Registrant shall prepare and file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the Registrable Securities (defined to include the shares issuable upon conversion of the Debentures and the shares issuable upon exercise of the Warrants). If the registration statement is not filed within 30 days or is, for any reason, not declared effective within 120 days, the Registrant shall pay liquidated damages to the Buyer.

      The Registrant also entered into a Standby Equity Distribution Agreement dated as of October 6, 2005 (the "Distribution Agreement") with the Buyer pursuant to which, for a period of twenty-four months from the effective date of the registration statement to be filed in connection with the Distribution Agreement, subject to the terms of the terms and conditions set forth in the Distribution Agreement, the Company has the right to sell to the Buyer shares of Registrant's Common Stock for an aggregate purchase price of up to $15,000,000. The per share price is 95% of the lowest bid price for the five trading days after Registrant provides a request for funds.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On October 6, 2005, pursuant to the Purchase Agreement, the Registrant sold to the Buyer pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 $400,000 in aggregate principal amount of Debentures and issued the Warrants.

      In connection with the transactions described, the Registrant paid $10,000 to Yorkville Advisors Management LLC as a structuring fee and issued 28,571 shares to Monitor Capital, paid $10,000 to Capital Strategy Group, LLC, and paid $10,000 and issued warrants to purchase 15,000 shares to Trenwith Securities, LLC..

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      In connection with the Distribution Agreement, the Registrant is required to issue to the Buyers as a commitment fee 1,471,429 restricted shares. The Registrant entered into a separate registration rights agreement with Buyer covering all shares issued or issuable to Buyer under the Distribution Agreement.

ITEM 9.01 Financial Statements And Exhibits

      4.1 Securities Purchase Agreement dated as of October 6, 2005 between the Registrant and Buyer

      4.2 Investor Registration Rights Agreement dated as of October 6, 2005 between the Registrant and the Buyer

      4.3   Secured Convertible Debenture

      4.4   Warrant

      4.5 Insider Pledge and Escrow Agreement dated as of October 6, 2005 among the Registrant, the Buyer, Michael Young and David Gongalz

      4.6 Security Agreement dated as of October 6,2005 between the Registrant and the Buyer

      4.7 Standby Equity Distribution Amendment dated as of October 6, 2005 between the Buyer and the Registrant

      4.8 Registration Rights Agreement dated as of October 6, 2005 between the Registrant and the Buyer

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of October, 2005

                                        SENSOR SYSTEM SOLUTIONS, INC.


                                        By: /s/ Michael Young
                                            ------------------------------------
                                            Name: Michael Young
                                            Title: Chief Executive Officer